EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-33730) and Form S-8 (File Nos. 333-75487, 333-91589, 333-100515 and 333-143502) of MetroCorp Bancshares, Inc. of our report dated March 12, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 12, 2008